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                                                                    EXHIBIT 4.12


                            SEE REVERSE FOR LEGENDS
Number                                                    Shares
__________                                             ___________


                         UNIFIED WESTERN GROCERS, INC.


            INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA
                           AUTHORIZED CAPITAL STOCK
                            500,000 Class A Shares
                          200,000,000 Class B Shares
                               24 Class C Shares


This Certifies that __________________________________________ is the owner of
__________________ fully paid and non-assessable Class A Shares of UNIFIED WESTERN GROCERS, INC. transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

OWNERSHIP AND TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED. SEE LEGEND ON REVERSE.

In Witness Whereof, the Corporation has caused the facsimile seal of the Corporation and the signatures of its duly authorized officers to be affixed hereto.

DATED:

__________________________         ______________________________
SECRETARY                          PRESIDENT

                      UNIFIED WESTERN GROCERS, INC. SEAL
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PURSUANT TO THE CORPORATION'S ARTICLES OF INCORPORATION, BYLAWS AND THE
APPLICATION AND AGREEMENT FOR SERVICE AFFILIATION AS A MEMBER PATRON/AFFILIATE AND PLEDGE AND SECURITY AGREEMENT EXECUTED BY THE REGISTERED HOLDER, OWNERSHIP
                                                                     ---------
AND TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED.  THE
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RESTRICTIONS INCLUDE:
--------------------

1. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR ASSIGNED WITHOUT THE PRIOR CONSENT OF THE CORPORATION, WHICH WILL NORMALLY BE WITHHELD.

2. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE RIGHTS IN ACCORDANCE WITH THE BYLAWS OF THE CORPORATION.

3. THE CORPORATION HAS A LIEN ON THE SHARES REPRESENTED HEREBY TO SECURE PERFORMANCE BY THE REGISTERED HOLDER AND ITS AFFILIATES OF ALL OBLIGATIONS TO THE CORPORATION OR ANY OF ITS SUBSIDIARIES.

The above is only a partial statement of the rights, preferences, privileges and restrictions granted to, or imposed upon the shares. The authorized shares of capital stock of the Corporation are classified into three classes designated Class A Shares, Class B Shares and Class C Shares. A copy of the complete statement of the rights, preferences, privileges and restrictions of each class of shares as set out in the Articles of Incorporation, Bylaws and the Application and Agreement for Service Affiliation as a Member Patron/Affiliate with Unified Western Grocers, Inc. and Pledge and Security Agreement may be obtained, upon request and without charge, from the Secretary of the Corporation at its principal executive office.

                    ---------------------------------------

For Value Received, _______________ hereby sell, assign and transfer unto

________________________________________________________________________________

___________________________________ Shares represented by the within Certificate and do hereby irrevocably constitute and appoint _______________ Attorney to transfer the said Shares on the books of the within named Corporation, with full power of substitution in the premises.

Dated _____________, ____

In presence of
________________________